SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                   May 5, 2003

                            A.R.T INTERNATIONAL INC.
            (Exact name of registration as specified in its charter)

                                 Ontario, Canada
                 (State or other jurisdiction of incorporation)

               0-16008                                    98-0082514
       (Commission file number)                (IRS employer identification no.)

5-7100 Warden Avenue, Markham, Ontario                  Canada L3R 8B5
(Address of principal executive offices)                   (ZIP code)

                                 (905) 477-0252
              (Registrant's telephone number, including area code)

                   This document contains a total of 3 pages.

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Item 5.  Other Events and Regulation FD Disclosure.

On May 5, 2003, A.R.T. International Inc. (the "Company") issued a press release announcing that due to its status as a "foreign private issuer" as defined in the Securities and Exchange Act of 1934, it has elected to begin filing its financial reports and other applicable disclosure documents under Canadian (Ontario) requirements effective November 30, 2002. The Company is incorporated under the laws of the Province of Ontario, Canada and as of November 30, 2002, more than 50 percent of its outstanding voting shares are held by non-U.S. residents. A majority of the executive officers and directors are Canadian citizens and residents, and more than 50% of the Company's assets are located in Canada. Further, the Company's business is managed primarily in Canada thus causing it to become a "foreign private issuer" as defined in the Act.

The Company will file an annual report on Form 20-F with the Securities and Exchange Commission (SEC) within six months of the end of its fiscal year and will also issue such public filings required pursuant to Canadian law, such as quarterly reports and news releases, with the SEC on Form 6-K. All of the Company's disclosure filings will continue to be available in the EDGAR (www.sec.gov/edgar) data base.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         c)       Exhibits:

                  99       Press release dated May 5, 2003.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              A.R.T. INTERNATIONAL INC.
Date: May 5, 2003
                                              By       /s/ SIMON MEREDITH
                                              ----------------------------------
                                              Simon Meredith
                                              President